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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-113659 on Form S-3 and Registration Statement Nos. 333-36977, 333-47370, 333-75264 and 333-99799 on Form S-8 of The Houston Exploration Company of our report dated June 28, 2004, appearing in the annual report on Form 11-K of The Houston Exploration Company 401(k) Plan & Trust for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Houston, Texas
June 28, 2004



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